UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2013

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On November 12, 2013, Monroe Capital Corporation (the “Company”) issued a press release announcing the Company’s financial results for the third quarter ended September 30, 2013. Additionally, the Company provided an update on the growth of the Company’s investment portfolio since its initial public offering in October 2012. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 8.01. Other Events.

In the press release dated November 12, 2013, attached hereto as Exhibit 99.1, the Company also announced a new $7.5 million stock repurchase program. Pursuant to the repurchase program, the Company may acquire up to $7.5 million of its outstanding common stock from time to time at prevailing market prices in the open market, including through block purchases, at prices below its net asset value per share as reported in its then most recently published financial statements. The plan may be implemented over twelve months at the discretion of management. There is no obligation of the Company to repurchase shares, and the Company may discontinue purchases at any time that management determines additional purchases are not warranted.

ITEM 9.01. Financial Statements and Exhibits

99.1	Press Release, dated November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer

Dated: November 12, 2013